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                                                                    Exhibit 10.6


Robert B. Prag                                  John M. Liviakis
One Sable Court                                 3521 East Curtis Drive
Sacramento, CA 95846                            Sacramento, CA 95818



                                October 20, 1997


U.S. Wireless Data, Inc.
2200 Powell Street, Suite 450
Emeryville, CA  94608

Re:  Exercise Terms of Warrants

Gentlemen:

         Reference  is made to certain  Common Stock  purchase  warrants of U.S.
Wireless Data, Inc. (the "Company") owned by the undersigned and which are exercisable pursuant to their terms commencing on January 15, 1998 and continuing through August 4, 2002, to purchase up to 1,600,000 shares of the Common Stock of the Company at $.01 per share (the "Warrants"). Reference is also made to the Subscription Agreements dated as of August 4, 1997, by which the undersigned purchased the Warrants (the "Subscription Agreements").

         The undersigned holders of Warrants (in the amounts set next to their names below) hereby agree that in consideration of the Company's efforts to raise additional capital:

         1. The right to exercise the Warrants (and consequently the rights provided pursuant to paragraph 5(a) of the Subscription Agreements) shall be deferred until the later of: (a) January 15, 1998; or (b) the next Annual or Special Meeting of the Company's shareholders, at which the Company agrees that it shall submit a proposed amendment to its Articles of Incorporation to increase the authorized number of shares of Common Stock to no less than 40,000,000. If the Company is unable to secure such increase in capital at such meeting, the Warrants shall become immediately exercisable (if such meeting is held after January 15, 1998) and the holders shall again be able to exercise the rights provided under paragraph 5(a) of the Subscription Agreements.

         2. The holders agree that the antidilution provisions of the Warrants (as set forth in Paragraph 8 of the Warrants) shall not apply to any stock dividends to be paid on shares of the Company's Proposed Series A Cumulative Convertible Redeemable Preferred Stock underlying the 8% Adjustable Rate Convertible Debentures Due December 31, 1999, which the Company is proposing to offer within the next several weeks.


                                    Yours very truly,

                                    /s/ John M. Liviakis
                                    John L. Liviakis, as to 1,200,000 Warrants


                                    /s/ Robert B. Prag
                                    Robert B. Prag, as to 400,000 Warrants